UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
December 19, 2008

Cabot Microelectronics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-30205	36-4324765
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

870 Commons Drive, Aurora, Illinois	60504
(Address of principal executive offices)	(Zip Code)

(630) 375-6631
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2008, Cabot Microelectronics Corporation (the “Company”) announced it had entered into a definitive agreement to acquire the shares of Epoch Material Co., Ltd. (“Epoch”), a consolidated subsidiary of Eternal Chemical Co., Ltd. (“Eternal”).  Under the agreement, Cabot Microelectronics will acquire the stock of Epoch for a total purchase price of USD$66 million, which the Company intends to pay in cash from its available cash.  The completion of the transaction is subject to customary closing conditions and regulatory approvals.  Under the share purchase agreement, Cabot Microelectronics will initially pay for and obtain 90 percent of Epoch’s stock upon closing, with the remainder to be transferred and paid for eighteen months later.  During this interim period, Eternal will hold a minority ownership interest in Epoch.

Epoch is a Taiwan-based company specializing in the development, manufacture and sale of copper chemical mechanical planarization (“CMP”) slurries and CMP cleaning solutions to the semiconductor industry, and color filter slurries to the liquid crystal display (“LCD”) industry.

A copy of the press release issued by the Company on December 19, 2008, entitled “Cabot Microelectronics Corporation Announces Agreement to Acquire Epoch Material Co., Ltd.”, is attached hereto as Exhibit 99.1 and incorporated herein by reference.  The Company will host a conference call to discuss the acquisition on December 19, 2008 at 10:00 a.m. Central Time.

This Form 8-K and its attachment contain forward-looking statements that involve risks and uncertainties concerning Cabot Microelectronics Corporation’s acquisition of Epoch Material Co., Ltd., our expected financial performance, and our strategic and operational plans.  Actual events or results may differ materially from those described in this Form 8-K and attachment due to a number of risks and uncertainties.  The potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed; the reaction of customers of Cabot Microelectronics Corporation and Epoch to the transaction; our ability to successfully integrate Epoch’s operations and employees; our ability to maintain, develop and grow Epoch’s business after the closing and to realize the expected benefits of the acquisition; and general economic and business conditions.  In addition, please refer to our Annual Report on Form 10-K for the fiscal year ended September 30, 2008, for a list of additional Risk Factors that may affect our business and operational results and the transaction referred to herein.  Cabot Microelectronics Corporation and Epoch are under no duty to update of the forward-looking statements after the date of this Form 8-K to conform to actual results.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits

99.1 Press release, dated December 19, 2008, entitled “Cabot Microelectronics Corporation Announces Agreement to Acquire Epoch Material Co., Ltd.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABOT MICROELECTRONICS CORPORATION

Date: December 19, 2008	By:	/s/ WILLIAM S. JOHNSON
William S. Johnson
Vice President and Chief Financial Officer
[Principal Financial Officer]

INDEX TO EXHIBITS

Exhibit Number	Title
99.1	Press release, dated December 19, 2008, entitled “Cabot Microelectronics Corporation Announces Agreement to Acquire Epoch Material Co., Ltd.”

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